SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, DC  20549

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

                SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT:   July 23, 1998


                        C. R. BARD, INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  New Jersey                 1-6926              22-1454160
  (STATE OF         COMMISSION FILE NUMBER     IRS EMPLOYER
INCORPORATION)                               IDENTIFICATION NO.

          730 Central Avenue, Murray Hill, New Jersey
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             07974
                           (ZIP CODE)

                        (908) 277-8000
                (REGISTRANT'S TELEPHONE NUMBER)

Item 5.   Other Events

     C. R. Bard, Inc. announced on July 9, 1998 that it has agreed to sell its global coronary cath lab business (angioplasty and angiography) (the "Business") to Arterial Vascular Engineering,
Inc. for $600 million.

     The transaction is structured as an acquisition of certain assets and certain liabilities of Bard related to the Business and the acquisition of stock of certain subsidiaries (the "Subsidiaries") of Bard engaged in the Business. In connection with the sale of the Business, Bard will receive $550 million and 95% of the net book value of the Subsidiaries' trade accounts receivable as of the Closing Date in cash, with the balance of the purchase price being working capital relating to the Business retained by Bard.

     Bard's press release relating to the transaction is attached as Exhibit 99A and is incorporated herein by reference.

     Separately, C. R. Bard, Inc. announced on July 9, 1998 that its Board of Directors authorized purchases from time to time of up to 10 million shares of Bard's common stock. The shares to be purchased will be held in treasury and have the status of authorized but unissued.

     Bard's press release relating to the share repurchase is attached as Exhibit 99B and is incorporated herein by reference.

Item 7.   Exhibits

99A. Press Release dated July 9, 1998, entitled "Bard to Sell its
     Global Coronary Cath Lab Business to Arterial Vascular
     Engineering For $600 Million".

99B. Press Release dated July 9, 1998, entitled "Bard Directors
     Authorize 10 Million Share Purchase Program".

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              C. R. BARD, INC.
                              (Registrant)



                              By:  William C. Bopp  /s/
                                   William C. Bopp
                                   Executive Vice President
                                   and Chief Financial Officer

Dated:    July 23, 1998